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               Representation of Counsel Pursuant to Rule 485 (b)

     I, Edward M. Shea, in my capacity as counsel to Sun Life Assurance Company of Canada (U.S.) Variable Account I (the "Account"), have reviewed this Post-effective Amendment to the Registration Statement which is being filed pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933. Based upon my review of this Post-Effective Amendment and such other material relating to the operation of the Account as I deemed relevant, I hereby certify as of the date of the filing of this Post-Effective Amendment, that the Post-Effective Amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

     I hereby consent to the filing of this representation as a part of this Post-Effective Amendment to the Registration Statement of the Account.

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                                           Edward M. Shea, esq.